Exhibit 99.1


 Digital Recorders, Inc. Announces Fourth Quarter and Fiscal Year 2005 Results


    DALLAS--(BUSINESS WIRE)--xx--Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a technology leader in transportation, law enforcement, and security digital communications systems, announced today that its sales decreased 10 percent for the fourth quarter and 5 percent for the fiscal year 2005 compared to the same periods for the previous year.
    "DRI's 2005 sales primarily reflect the sluggish domestic market. As we have previously reported, past delays in the reauthorization of U.S. federal funding legislation led to market uncertainty -- particularly in 2005. International markets are on an uptrend and those operations collectively recorded an 8 percent increase in revenue. Industry expectation is that the U.S. transit market should recover in the last half of fiscal year 2006. Indeed, we do see indications that such may be materializing. Our bottom line performance was substantially reflective of the U.S. market weakness. The fact that we incurred the expense of continued investment in markets, organization, and products, positioning the Company to capture the benefit of the expected upturn in the domestic market, also should be noted. Additionally, as we moved between generations of changing technology, we saw a need to recognize that some inventory should be reduced to its realizable value. Finally, the weak U.S. market caused enough problems for two of our customers to create a bad-debt consequence for DRI. We believe that our profit improvement initiatives are starting to produce favorable results. I am very unhappy about our 2005 results, but it is now behind us. We are focusing on continuing and accelerating our improvements in 2006," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.
    The Company filed its Form 10-K for period ended Dec. 31, 2005 with the Securities and Exchange Commission earlier today.

    FOURTH QUARTER 2005 RESULTS

    For the quarter ended Dec. 31, 2005, revenues decreased to $11.2 million and the net loss to common shareholders increased to $2.3 million, or $0.24 per share. This compares to revenues of $12.4 million and a net loss to common shareholders of $2.8 million, or $0.40 per share, for the same period in 2004. These amounts are after preferred stock dividends of $67 thousand in fourth quarter 2005 and $53 thousand in fourth quarter 2004. The fourth quarter 2005 loss included $956 thousand related to inventory reserves and $34 thousand related to bad debt, as compared to $1.4 million related to inventory reserves and $37 thousand in bad debt during the same period in 2004.
    Weighted-average shares outstanding for fourth quarter 2005 were
9.7 million, compared to 9.5 million a year ago.

    FISCAL YEAR 2005 RESULTS

    For the 12 months ended Dec. 31, 2005, revenues were $45.3 million, compared to $47.8 million posted in 2004. The 2005 net loss to common shareholders was $6.5 million, or $0.67 per share. This compares to a net loss of $3.5 million, or $0.49 per share, for the same period in 2004. Included in the loss is $1.4 million related to inventory valuation and $265 thousand related to bad debt. These amounts are after preferred stock dividends of $203 thousand in 2005 and $284 thousand in 2004.
    Weighted-average shares outstanding for the year ending Dec. 31, 2005, were 9.7 million compared to 7.1 million a year ago, an increase of 35.3 percent resulting primarily from previously announced equity placements.
    As of Dec. 31, 2005, the Company had $4.0 million in working capital and $17.6 million in shareholders' equity. This compares to $7.9 million in working capital and $23.6 million in shareholders' equity as of Dec. 31, 2004.

    FIRST QUARTER 2006 FORECAST

    "We anticipate comparable year-over-year revenues in first quarter 2006 as we continue to improve our U.S. operations and we are making progress in our cost reduction efforts as we improve toward profitability. The U.S. market upturn that we believe to be underway should become more evident in terms of our revenue in the last half of the year," Mr. Turney said.

    SHAREHOLDERS' CONFERENCE CALL

    The Company's senior management will discuss fourth quarter and fiscal year 2005 financial results, as well as the first quarter 2006 outlook, during an investors' conference call on Wednesday, April 19, 2006, at 11 a.m. (Eastern).
    To participate in the call, dial one of the following telephone numbers at least five minutes prior to the start time: Domestic, (866) 406-5408; or International, (973) 582-2822. For the convenience of investors, telephone replay will be available through Friday, April 21, 2006, via the following telephone numbers: Domestic, (877) 519-4471 (Code No. 7293397); or International, (973) 341-3080 (Code
No. 7293397).
    To participate via webcast, go to
http://viavid.net/detailpage.aspx?sid=00002FDA. For the convenience of investors, the webcast will be archived until Monday, May 15, 2006.

    MARK YOUR CALENDAR

    -- On or about Monday, May 15, 2006, the Company expects to: (1) file its Form 10-Q for first quarter 2006 with the SEC; and
        (2) distribute additional comments, including income statement and balance sheet data, in a separate news release.

    -- The DRI Annual Meeting of Shareholders will take place Wednesday, May 24, 2006, at the Hilton Raleigh-Durham Airport at Research Triangle Park, located at 4810 Old Page Road in Research Triangle Park, N.C. Registration and continental breakfast will begin at 9:30 a.m. (Eastern) and the business meeting will begin at 10 a.m. (Eastern). Shareholders of record at the close of business on Tuesday, April 4, 2006, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a technology leader in transportation, law enforcement, and security digital communications systems using proprietary hardware and software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products -- TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems -- enhance public transportation and mitigate security threats worldwide. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning future trends in the markets, both domestic and foreign, the magnitude and timing of an expected recovery in the industry, expected results from profit improvement initiatives, as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties that we may incorrectly interpret current indicators as trends, the risk that we might incorrectly estimate the magnitude or timing of a recovery in the industry, if any, the risks that profit improvement initiatives may not prove beneficial or beneficial to the extent expected, the risk that recent results may not reflect positive future developments, as well as other risks and uncertainties set forth in our Annual Report on 10-K filed on April 17, 2006, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.




               DIGITAL RECORDERS, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS

          (In thousands, except shares and per share amounts)

                                                       December 31,
                                                      2005     2004
                                                     -------- --------
                      ASSETS
Current Assets
  Cash and cash equivalents                             $807     $841
  Trade accounts receivable, net                       8,425   10,208
  Other receivables                                      211      259
  Inventories                                          8,212    9,187
  Prepaids and other current assets                      946      381
                                                     -------- --------
  Total current assets                                18,601   20,876
                                                     -------- --------

Property and equipment, net                            3,741    3,562
Goodwill, net                                          9,762   11,636
Intangible assets, net                                 1,069    1,490
Deferred tax assets, net                                 231      148
Other assets                                             144      329
                                                     -------- --------
  Total assets                                       $33,548  $38,041
                                                   ========== ========

      LIABILITIES  AND  SHAREHOLDERS'  EQUITY
Current Liabilities
  Lines of credit                                     $5,000   $3,717
  Current portion of long-term debt                    1,177    2,394
  Accounts payable                                     5,537    4,525
  Accrued expenses                                     2,854    2,241
  Preferred stock dividends payable                       72       52
                                                     -------- --------
  Total current liabilities                           14,640   12,929
                                                     -------- --------

Long-term debt and capital leases, less current
 portion                                                  68      653
                                                     -------- --------

Deferred tax liabilities                                 382      377
                                                     -------- --------

Minority interest in consolidated subsidiary             892      441
                                                     -------- --------

Commitments and contingencies                             --       --

Shareholders' Equity
  Series E Redeemable, Nonvoting, Convertible
   Preferred Stock, $.10 par value, liquidation
   preference of $5,000 per share; 500 shares
   authorized; 207 shares issued and outstanding
   at December 31, 2005 and December 31, 2004,
   respectively.                                         615      615
  Series G Redeemable, Convertible Preferred Stock,
   $.10 par value, liquidation preference of
   $5,000 per share; 600 shares authorized; 343
   and 0 shares issued and outstanding at
   December 31, 2005 and December 31, 2004,
   respectively; redeemable at the discretion of
   the Company after five years.                       1,434       --
  Series H Redeemable, Convertible Preferred Stock,
   $.10 par value, liquidation preference of
   $5,000 per share; 600 shares authorized; 50 and
   0 shares issued and outstanding at
   December 31, 2005, and December 31, 2004,
   respectively; redeemable at the discretion of
   the Company after five years.                         202       --
  Series AAA Redeemable, Nonvoting, Convertible
   Preferred Stock, $.10 par value, liquidation
   preference of $5,000 per share; 20,000 shares
   authorized; 178 and 246 shares issued and
   outstanding at December 31, 2005 and
   December 31, 2004, respectively; redeemable at
   the discretion of the Company.                        890    1,230
  Common stock, $.10 par value, 25,000,000 shares
   authorized; 9,733,515 and 9,599,036 shares
   issued and outstanding at December 31, 2005 and
   December 31, 2004, respectively.                      973      960
  Additional paid-in capital                          30,446   29,815
  Accumulated other comprehensive income -- foreign
   currency translation                                1,526    3,617
  Accumulated deficit                                (18,520) (12,596)
                                                     -------- --------
  Total shareholders' equity                          17,566   23,641
                                                     -------- --------
  Total liabilities and shareholders' equity         $33,548  $38,041
                                                   ========== ========


               DIGITAL RECORDERS, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF OPERATIONS

          (In thousands, except share and per share amounts)

                                         Year Ended December 31,
                                       2005        2004        2003
                                    ----------  ----------  ----------

Net sales                             $45,345     $47,773     $44,026
Cost of sales                          30,003      29,827      27,150
                                    ----------  ----------  ----------
   Gross profit                        15,342      17,946      16,876
                                    ----------  ----------  ----------

Operating expenses
   Selling, general and
    administrative                     18,537      17,472      15,239
   Research and development             1,637       1,916       2,057
                                    ----------  ----------  ----------
         Total operating expenses      20,174      19,388      17,296
                                    ----------  ----------  ----------

   Operating loss                      (4,832)     (1,442)       (420)
                                    ----------  ----------  ----------

Other income                              317         178         105
Foreign currency gain (loss)             (301)         55         322
Interest expense                         (481)       (908)     (1,107)
                                    ----------  ----------  ----------
         Total other income and
          interest expense               (465)       (675)       (680)
                                    ----------  ----------  ----------

   Loss before income tax expense      (5,297)     (2,117)     (1,100)

Income tax expense                       (176)       (973)       (110)
                                    ----------  ----------  ----------

   Loss before minority interest in
    income of consolidated
    subsidiary                         (5,473)     (3,090)     (1,210)

Minority interest in income of
 consolidated subsidiary                 (451)       (102)        (93)
                                    ----------  ----------  ----------

   Net loss                            (5,924)     (3,192)     (1,303)

   Provision for preferred stock
    dividends                            (203)       (284)       (227)
   Amortization for discount on
    preferred stock                      (323)         --        (703)
                                    ----------  ----------  ----------

   Net loss applicable to common
    shareholders                      $(6,450)    $(3,476)    $(2,233)
                                   =========== =========== ===========

Net loss per share applicable to
 common shareholders
         Basic and diluted             $(0.67)     $(0.49)     $(0.58)
                                   =========== =========== ===========

Weighted average number of common
 shares and common share equivalent
 outstanding
         Basic and diluted          9,675,580   7,149,544   3,873,133
                                    ==========  ==========  ==========



    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             Digital Recorders, Inc.
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com